UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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NATIONWIDE MUTUAL FUNDS

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NATIONWIDE MUTUAL FUNDS
One Nationwide Plaza
Mail Code 1-18-102
Columbus, Ohio 43215
(800) 848-0920

May 8, 2026

Dear Shareholder:

The enclosed Information Statement details a recent subadviser change relating to the Nationwide Renaissance Small Cap Growth Fund (the “Fund”), a series of Nationwide Mutual Funds (the “Trust”). Until recently, the Fund was known as the “Nationwide WCM Focused Small Cap Fund.”

Specifically, Nationwide Fund Advisors, the Fund’s investment adviser, recommended, and the Board of Trustees of the Trust (the “Board”) approved, the selection of The Renaissance Group LLC, doing business as Renaissance Investment Management, to serve as the new subadviser to the Fund. At the same time, the Board approved the termination of WCM Investment Management, LLC as the Fund’s subadviser. These changes became effective on February 23, 2026. The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”) that allows certain subadviser changes to be made without shareholder approval. The Manager of Managers Order requires that this Information Statement be sent to you. The Information Statement will be available on the Trust’s website at nationwide.com/personal/investing/mutual-funds/shareholder-news/ until August 31, 2026.

Please read the enclosed Information Statement for additional information.

We look forward to continuing to serve you and the Fund in the future.

Sincerely,

Stephen R. Rimes
Secretary, Nationwide Mutual Funds

NATIONWIDE MUTUAL FUNDS
One Nationwide Plaza
Mail Code 1-18-102
Columbus, Ohio 43215
(800) 848-0920

INFORMATION STATEMENT

Nationwide Mutual Funds (the “Trust”) is furnishing this Information Statement with respect to the Nationwide Renaissance Small Cap Growth Fund (the “Fund”), a series of the Trust. Until recently, the Fund was known as the “Nationwide WCM Focused Small Cap Fund.”

The Trust has received an exemptive order (the “Manager of Managers Order”) from the U.S. Securities and Exchange Commission (the “SEC”), which permits Nationwide Fund Advisors (“NFA”), the Fund’s investment adviser, to hire new subadvisers that are unaffiliated with NFA, to terminate subadvisory relationships, and to make changes to existing subadvisory agreements with the approval of the Trust’s Board of Trustees (the “Board” or the “Trustees”), but without obtaining shareholder approval, provided, among other things, that the Fund sends to its shareholders an information statement describing any new subadviser within 90 days of hiring such subadviser.

WE ARE NOT ASKING YOU FOR A PROXY OR VOTING INSTRUCTIONS AND
WE REQUEST THAT YOU NOT SEND US A PROXY OR VOTING INSTRUCTIONS.

INTRODUCTION

The Fund is an investment portfolio, or series, of the Trust. The Trust, on behalf of the Fund, has entered into an Investment Advisory Agreement with NFA. Pursuant to the Investment Advisory Agreement, NFA may select one or more subadvisers for the Fund and supervises the Fund’s daily business affairs, subject to the oversight of the Board. NFA selects one or more subadviser(s) it believes will provide the Fund with high-quality investment management services consistent with the Fund’s investment objective. NFA is responsible for the overall monitoring of the Fund’s subadviser(s).

Effective February 23, 2026, The Renaissance Group LLC, doing business as Renaissance Investment Management (“Renaissance”), began serving as the subadviser to the Fund, following the termination of WCM Investment Management, LLC (“WCM”), the Fund’s previous subadviser.

Renaissance is unaffiliated with NFA and discharges its responsibilities subject to the supervision of NFA and the oversight of the Board. Renaissance is paid a subadvisory fee by NFA from the management fees NFA receives from the Fund. In accordance with procedures adopted by the Board, the subadviser of the Fund may effect portfolio transactions through a broker-dealer affiliated with the subadviser that receives brokerage commissions in connection therewith as permitted by applicable law.

The purpose of this Information Statement is to report the appointment of Renaissance, located at 50 East RiverCenter Boulevard, Suite 1200, Covington, KY 41011, as the new subadviser to the Fund. The Board approved the appointment of Renaissance as the subadviser to the Fund on December 10, 2025. Factors considered by the Board in making its decision to approve Renaissance as the subadviser, as well as other important information, are described in more detail below.

RECOMMENDATION TO APPROVE SUBADVISER

As part of NFA’s duties to select and supervise the Fund’s subadviser, NFA is responsible for communicating performance expectations to, and evaluating the performance of, the subadviser and recommending to the Board whether a new subadviser should be hired or whether a subadviser’s contract with the Trust should be renewed, modified or terminated. NFA periodically provides written reports to the Board describing the results of its evaluation and monitoring functions.

The Fund’s investment objective is to seek long-term capital appreciation. WCM had been the Fund’s subadviser since November 2017. NFA determined to replace WCM as the Fund’s subadviser due to underperformance relative to the Russell 2000® Index and industry peers. In replacing WCM, NFA closely evaluated potential candidates, conducting both quantitative and qualitative reviews of each. NFA sought a small-cap equity manager that focuses on quality characteristics at favorable valuation levels.

RENAISSANCE

Based on an analysis of Renaissance’s performance, management team, investment capabilities and processes, compliance program and operational capabilities, NFA recommended to the Board that Renaissance be appointed to serve as the Fund’s subadviser.

As subadvised by Renaissance, the Fund invests primarily in stocks of U.S. small-cap companies that exhibit growth characteristics. Under normal circumstances, the Fund invests at least 80% of its net assets in equity securities of small-cap companies. For these purposes, small-cap companies are companies whose capitalizations are within the range of the market capitalizations of companies in the Russell 2000® Growth Index. Renaissance makes market capitalization determinations with respect to a security at the time of purchase of such security.

Renaissance seeks to outperform the Russell 2000® Growth Index over a full market cycle, using a disciplined, research-driven investment process to construct and manage a growth-oriented small cap portfolio. Renaissance defines growth stocks as companies whose earnings are expected to grow at an above-average rate relative to the overall market. Renaissance seeks to manage risk through diversification and systematic analysis of investment opportunities across multiple sectors and industries. Renaissance utilizes a proprietary stock selection process designed to identify securities that it believes trade at reasonable valuations supported by above-average corporate profitability and accelerating earnings growth.

Although the Fund maintains a diversified portfolio, it nonetheless may invest in a limited number of issuers. Renaissance may sell a stock if its fundamental characteristics (earnings growth, profitability, or valuation) have deteriorated and replace it with stocks that appear stronger and better ranked according to its analysis.

The Fund subadviser transition, together with trading activity associated with past shareholder redemptions, has led to the Fund having significant embedded realized capital gains.

The Fund is managed by Paul A. Radomski, CFA, who is responsible for the day-to-day portfolio management of the Fund.

Mr. Radomski is a Managing Partner and Portfolio Manager of the Small Cap Growth portfolios managed by Renaissance. He joined Renaissance in 1987.

BOARD CONSIDERATIONS

At a meeting held on December 10, 2025 (the “Meeting”), the Board, including those members who are not considered to be “interested persons” of the Fund under the Investment Company Act of 1940, as amended (the “1940 Act”) (“Independent Trustees”), discussed and unanimously approved the appointment of Renaissance as the subadviser to the Fund pursuant to a subadvisory agreement between Renaissance and NFA. The Board was provided with detailed materials relating to Renaissance in advance of the Meeting. Before approving the subadvisory agreement, the Independent Trustees met in executive session with their independent legal counsel to discuss information relating to the subadvisory agreement. The material factors and conclusions that formed the basis for the Board’s approval are discussed below.

The Nature, Extent and Quality of the Services to be Provided by Renaissance as the Subadviser. The Board took into account information provided to it by NFA as to the services to be provided by Renaissance under the subadvisory agreement, including information relating to Renaissance’s investment strategy and process proposed for the Fund (the “Renaissance Strategy”). The Board also considered information provided to it regarding the experience of the investment personnel of Renaissance who would be managing the Fund.

Investment Performance. The Board considered information concerning the performance record of the Renaissance Strategy.

Fee Level. The Board considered the subadvisory fee rate that NFA would pay to Renaissance with respect to the Fund. The Board noted that the subadvisory fee rate schedule would be identical to that with WCM.

Profitability; Fallout Benefits. The Board considered there would be no effect on NFA’s profitability of appointing Renaissance as subadviser. No information was presented to the Board regarding Renaissance’s expected profitability as a result of the subadvisory agreement.

Terms of the Subadvisory Agreement. The Board considered that the non-compensatory terms of the subadvisory agreement are substantially similar in all material respects to the terms of the subadvisory agreements that the Trust currently has in place for other Nationwide Funds.

Conclusion. Based on these and other considerations, none of which were individually determinative of the outcome, and after discussion and consideration among the Trustees, and with NFA, Trust counsel, and independent legal counsel, the Board, including all of the Independent Trustees voting separately, unanimously approved the subadvisory agreement.

THE SUBADVISORY AGREEMENT

The subadvisory agreement with Renaissance, dated February 23, 2026 (the “Agreement”), was approved by the Board, all of the members being Independent Trustees, on December 10, 2025. In accordance with the Manager of Managers Order, the Agreement was not submitted to the Fund’s shareholders for their approval. The terms of the Agreement are substantially similar to the terms of the subadvisory agreements that the Trust currently has in place with other unaffiliated subadvisers. The following is a brief summary of the material terms of the Agreement.

Term. The Agreement, solely with respect to the Fund, has an initial term that expires on January 1, 2028, and continues for successive one-year terms thereafter as long as its continuance is approved by the Board or by a vote of a majority of outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval. The Agreement can be terminated on not more than 60 days’ written notice by NFA, by a vote of a majority of the Independent Trustees on behalf of the Fund or a majority of the outstanding voting securities of the Fund, or on not less than 120 days’ written notice by Renaissance. The Agreement terminates automatically if assigned by any party.

Fees. Under the Agreement, the annual subadvisory fee payable by NFA to Renaissance (as a percentage of the average daily net assets of the Fund) is set forth in the table attached as Exhibit A.

Duties. Under the Agreement, NFA is responsible for assigning all or a portion of the Fund’s assets to Renaissance and for overseeing and reviewing the performance of Renaissance. Renaissance is required to manage the Fund’s portfolio in accordance with the Fund’s investment objectives and policies, subject to the supervision of NFA and the oversight of the Board.

Brokerage. Under the Agreement, Renaissance is authorized to purchase and sell securities on behalf of the Fund through brokers or dealers Renaissance selects and to negotiate commissions to be paid on such transactions. In doing so, Renaissance is required to use reasonable efforts to obtain the most favorable price and execution available but is permitted, subject to certain limitations, to pay brokerage commissions that are higher than what another broker might have charged in return for brokerage and research services.

Indemnification. Under the Agreement, Renaissance and its affiliates and controlling persons cannot be held liable to NFA, the Trust, the Fund or the Fund’s shareholders in the absence of willful misfeasance, bad faith, gross negligence, reckless disregard of its duties under the Agreement, or violation of applicable law.

Renaissance is required, under the Agreement, to indemnify NFA, the Trust, the Fund, and their respective affiliates and controlling persons for any liability or expenses sustained by them as a result of Renaissance’s willful misfeasance, bad faith, gross negligence, reckless disregard of its duties or violation of applicable law, as well as under certain other circumstances. The Agreement also contains provisions pursuant to which NFA and the Trust are required to indemnify Renaissance for any liability and expenses which may be sustained by Renaissance as a result of NFA’s or the Trust’s willful misfeasance, bad faith, gross negligence, reckless disregard of their respective duties or violation of applicable law.

Regulatory Pronouncements. The Agreement also includes provisions arising from regulatory requirements. These provisions include a requirement that Renaissance establish and maintain written proxy voting procedures in compliance with current applicable laws and regulations, including, but not limited to, Rule 30b1-4 under the 1940 Act. Also, the provisions include language required by Rule 17a-10 under the 1940 Act that permits Renaissance to execute securities transactions under limited circumstances through broker-dealers deemed to be affiliated with the Fund, subject to certain prohibitions on consultations between Renaissance and other subadvisers to the Fund or funds affiliated with the Fund.

Further Information. The above description of the Agreement is only a summary and is qualified in its entirety by reference to the text of the Agreement. A copy of the Agreement will be on file with the SEC and will be available: (i) on the SEC’s EDGAR database via the internet at www.sec.gov; (ii) by electronic request to publicinfo@sec.gov; or (iii) by mail by sending your request to Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549-1520.

OTHER INFORMATION ABOUT RENAISSANCE

Renaissance is located at 50 East RiverCenter Boulevard, Suite 1200, Covington, KY 41011. The following table sets forth the names and principal occupations of the principal executive officers of Renaissance. The address of each person listed below is 50 East RiverCenter Boulevard, Suite 1200, Covington, KY 41011.

Name	Title
Paul A. Radomski	Managing Partner
Michael E. Schroer	Managing Partner and Chief Investment Officer
Mary C. Meiners	Partner
Sudhir S. Warrier	Partner and Chief Compliance Officer
Andy Eng	Partner
Michael J. Streitmarter	Partner
Curtis J. Ludwick	Partner
Brad N. Zoltak	Partner

Renaissance is a registered investment adviser, providing a variety of investment management strategies to clients both directly and through financial intermediaries.

MORE ABOUT FEES AND EXPENSES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the table attached as Exhibit B. During the fiscal year ended October 31, 2025, the Fund paid investment advisory fees to NFA as set forth in the table attached as Exhibit C.

ADDITIONAL INFORMATION

NFA serves as the Fund’s investment adviser pursuant to an Investment Advisory Agreement that was last approved by the Board, including a majority of the Independent Trustees, on December 10, 2025. The Investment Advisory Agreement was last approved by shareholders of the Fund on May 1, 2007. The key features of the Investment Advisory Agreement are described below.

Advisory Services. Under the Investment Advisory Agreement, NFA, subject to the oversight of the Board: (i) sets the overall investment strategy for the Fund; (ii) has overall supervisory responsibility for the general management and investment of the Fund’s assets; (iii) determines the allocation of assets among one or more subadvisers, if any; and (iv) has full investment discretion to make all determinations with respect to the investment of the Fund’s assets not otherwise assigned to a subadviser. With regard to subadvisers, NFA, subject to the oversight of the Board: (i) researches and evaluates each subadviser, if any; (ii) performs initial due diligence on prospective subadvisers; (iii) monitors each subadviser’s ongoing performance; (iv) communicates performance expectations and evaluations to each subadviser; and (v) recommends to the Board whether a subadviser’s contract should be renewed, modified or terminated. NFA also is responsible for recommending changes or additions to the subadvisers and is responsible for compensating each subadviser. Finally, NFA is responsible for providing periodic reports to the Board concerning the Fund’s business and investments as the Board requests.

Continuance. The Investment Advisory Agreement may be continued from year to year by a majority vote of the Board or by a vote of a majority of the outstanding shares of the Fund, provided that, in either case, the terms and the renewal have been approved by the vote of a majority of the Independent Trustees, cast in person, at a meeting called for the purpose of voting on such approval.

Termination. The Investment Advisory Agreement provides that it may be terminated, without the payment of any penalty, by vote of a majority of the Board or by vote of a majority of the outstanding voting securities of the Fund, or by NFA, in each case, upon not less than 60 days’ written notice to the other party. The Investment Advisory Agreement also provides that it will automatically and immediately terminate in the event of its assignment.

As of April 14, 2026, the Fund had issued outstanding shares in the amounts as set forth in the table attached as Exhibit D.

As of April 14, 2026, to the Trust’s knowledge, no person, except as set forth in the table attached as Exhibit E, had or shared voting or investment power over more than 5% of the outstanding shares of any class of the Fund.

As of April 14, 2026, the Executive Officers and Trustees of the Trust as a group owned less than 1% of the outstanding shares of any class of the Fund.

Although the Trust is not asking shareholders to vote on the approval of Renaissance as subadviser to the Fund, the Trust is required to summarize the voting rights of shareholders. Whenever a matter affecting the Fund requires shareholder approval, a shareholder meeting generally will be held, and a proxy statement and proxy/voting instruction forms will be sent to the Fund’s shareholders. Each share of the Fund is entitled to one vote, and each fraction of a share is entitled to a proportionate fractional vote. Shareholders also may revoke previously submitted voting instructions in accordance with instructions contained in the proxy statement sent to the Fund’s shareholders.

The foregoing description of shareholder voting rights with respect to the Fund is only a summary of these rights. Whenever shareholder approval of a matter affecting the Fund is required, the proxy statement sent to shareholders will fully describe the voting rights of shareholders and the voting procedures that will be followed at the shareholder meeting.

Currently, Nationwide Fund Distributors LLC (“NFD”), an affiliate of NFA, acts as the Trust’s principal underwriter. Under the terms of a Joint Fund Administration and Transfer Agency Agreement, Nationwide Fund Management LLC (“NFM”), an indirect wholly owned subsidiary of Nationwide Financial Services, Inc. (“Nationwide Financial”), provides various administrative and accounting services, including daily valuation of the Fund’s shares, preparation of financial statements, tax returns, and regulatory reports, and presentation of quarterly reports to the Board of Trustees. NFM also serves as transfer agent and dividend disbursing agent for the Fund. The address for NFA, NFD and NFM is One Nationwide Plaza, Mail Code 1-18-102, Columbus, Ohio 43215.

NFA is a wholly owned subsidiary of Nationwide Financial, a holding company which is a direct wholly owned subsidiary of Nationwide Corporation. All of the common stock of Nationwide Corporation is held by Nationwide Mutual Insurance Company, which is a mutual company owned by its policyholders. The address for each of Nationwide Financial, Nationwide Corporation and Nationwide Mutual Insurance Company is One Nationwide Plaza, Columbus, Ohio 43215.

No Officer or Trustee of the Trust is an officer, employee, or director of Renaissance, nor do any such Officers or Trustees own securities issued by Renaissance or have any other material direct or indirect interest in Renaissance.

The Trust will furnish, without charge, a copy of the Trust’s most recent Annual Report to shareholders and Semiannual Report to shareholders succeeding the Annual Report, if any, upon request. This request may be made either by writing to the Trust at the address contained on the first page of this Information Statement or by calling toll-free 800-848-0920. The Annual Report and the Semiannual Report will be mailed to you by first-class mail within three business days of receipt of your request.

By Order of the Board of Trustees of Nationwide Mutual Funds,

Stephen R. Rimes, Secretary
May 8, 2026

EXHIBIT A

SUBADVISORY FEES

The annual subadvisory fees payable by NFA to Renaissance (as a percentage of the Fund’s average daily net assets) are set forth in the following table:

Fund	Subadvisory Fees
Nationwide Renaissance Small Cap Growth Fund	0.45% on all Subadviser Assets

A-1

EXHIBIT B

INVESTMENT ADVISORY FEES

The Fund pays NFA an investment advisory fee at an effective annual rate (as a percentage of the Fund’s average daily net assets) as set forth in the following table:

Fund	Advisory Fees
Nationwide Renaissance Small Cap Growth Fund	0.75% on assets up to $500 million; and 0.70% on assets of $500 million and more

B-1

EXHIBIT C

INVESTMENT ADVISORY FEES PAID TO NFA

The chart below sets forth the investment advisory fees paid by the Fund to NFA for the fiscal year ended October 31, 2025. The amount indicated is after fee waivers and expense reimbursements.

Fund	Advisory Fees
Nationwide Renaissance Small Cap Growth Fund	$1,246,458

C-1

EXHIBIT D

OUTSTANDING SHARES

As of April 14, 2026, the Fund had issued outstanding shares in the amounts set forth in the table below:

Fund	Number of Shares Outstanding
Nationwide Renaissance Small Cap Growth Fund – Class A	488,127.736
Nationwide Renaissance Small Cap Growth Fund – Class R6	105,743.653
Nationwide Renaissance Small Cap Growth Fund – Institutional Service Class	506,774.484

D-1

EXHIBIT E

5% SHAREHOLDERS

As of April 14, 2026, to the Trust’s knowledge, no person, except as set forth in the table below, had or shared voting or investment power over more than 5% of the outstanding shares of any class (collectively, the “shares”) of the Fund.

Name and Address of Shareholder	Number of Shares Beneficially Owned	Percentage of the Class Held by the Shareholder

Nationwide Renaissance Small Cap Growth Fund – Class A
NATIONAL FINANCIAL SERVICES LLC FOR THE EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUNDS DEPT 4TH FL 499 WASHINGTON BLVD JERSEY CITY NJ 07310-1995	207,306.025	42.47%
LPL FINANCIAL OMNIBUS CUSTOMER ACCOUNT ATTN LINDSAY O TOOLE 4707 EXECUTIVE DR SAN DIEGO CA 92121-3091	50,756.136	10.40%
WELLS FARGO CLEARING SERVICES LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER 2801 MARKET ST SAINT LOUIS MO 63103-2523	38,542.393	7.90%
CHARLES SCHWAB & CO INC SPECIAL CUSTODY A/C FBO CUSTOMERS ATTN MUTUAL FUNDS 211 MAIN ST SAN FRANCISCO CA 94105-1901	38,415.645	7.87%
PERSHING LLC 1 PERSHING PLZ JERSEY CITY NJ 07399-0002	25,340.35	5.19%
Nationwide Renaissance Small Cap Growth Fund – Class R6
MATRIX TRUST COMPANY CUST. FBO REESE ENGINEERING 717 17TH STREET SUITE 1300 DENVER CO 80202-3304	57,581.532	54.45%
NATIONAL FINANCIAL SERVICES LLC FOR THE EXCLUSIVE BENEFIT OF OUR CUSTOMERS ATTN MUTUAL FUNDS DEPT 4TH FL 499 WASHINGTON BLVD JERSEY CITY NJ 07310-1995	20,919.309	19.78%
NATIONWIDE TRUST COMPANY FSB C/O IPO PORTFOLIO ACCOUNTING PO BOX 182029 COLUMBUS OH 43218-2029	12,533.168	11.85%

E-1

MERRILL LYNCH PIERCE FENNER & SMITH FOR THE SOLE BENEFIT OF ITS CUSTOMERS 4800 DEER LAKE DR E JACKSONVILLE FL 32246-6484	8,099.485	7.66%
Nationwide Renaissance Small Cap Growth Fund – Institutional Service Class
WELLS FARGO CLEARING SERVICES LLC SPECIAL CUSTODY ACCT FOR THE EXCLUSIVE BENEFIT OF CUSTOMER 2801 MARKET ST SAINT LOUIS MO 63103-2523	97,387.279	19.22%
LPL FINANCIAL OMNIBUS CUSTOMER ACCOUNT ATTN LINDSAY O TOOLE 4707 EXECUTIVE DR SAN DIEGO CA 92121-3091	96,831.307	19.11%
CHARLES SCHWAB & CO INC SPECIAL CUSTODY A/C FBO CUSTOMERS ATTN MUTUAL FUNDS 211 MAIN ST SAN FRANCISCO CA 94105-1901	82,623.209	16.30%
RAYMOND JAMES OMNIBUS FOR MUTUAL FUNDS HOUSE ACCT FIRM 92500015 ATTN MUTUAL FUND RECONCILIATION 14G 880 CARILLON PKWY ST PETERSBURG FL 33716-1100	74,383.269	14.68%
JP MORGAN SECURITIES LLC 575 WASHINGTON BLVD FL 12TH JERSEY CITY NJ 07310-1616	52792.14	10.42%
MERRILL LYNCH PIERCE FENNER & SMITH FOR THE SOLE BENEFIT OF ITS CUSTOMERS 4800 DEER LAKE DR EAST JACKSONVILLE FL 32246-6484	39168.261	7.73%

E-2